UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ANIXA BIOSCIENCES, INC.

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Additional Information Regarding Anixa Biosciences, Inc.’s Annual Meeting of Stockholders to be Held on August 13, 2020

Anixa Biosciences, Inc. issued the following press release on July 20, 2020, which relates to its proxy statement dated July 2, 2020, and furnished to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, August 13, 2020.

This supplement is being filed with the Securities and Exchange Commission and was made available to stockholders on July 20, 2020.

This supplement should be read in conjunction with Anixa Biosciences, Inc.’s proxy statement dated July 2, 2020.

Press Release

Anixa Biosciences Announces Change to Virtual Format for 2020 Annual Meeting of Stockholders

SAN JOSE, Calif., July 20, 2020 — Anixa Biosciences, Inc. (NASDAQ: ANIX), a biotechnology company focused on the treatment and prevention of cancer and infectious diseases, today announced that due to public health and safety concerns related to the ongoing COVID-19 global pandemic and to support the health and well-being of its stockholders, employees and others, the Company is changing its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual-only format that will be held via live audio webcast.

As previously announced, the Annual Meeting will be held on August 13, 2020 at 10:00 a.m. Pacific Time, but will be held via live audio webcast.  Any shareholders that wish to participate, vote and ask questions at the virtual Annual Meeting should log in at www.virtualshareholdermeeting.com/ANIX2020 and then enter the control number found on their proxy card, voting instruction or notice previously received.  Further information regarding this change to a virtual Annual Meeting can be found in the supplemental proxy materials filed by Anixa with the Securities and Exchange Commission on July 20, 2020.

About Anixa Biosciences, Inc.:

Anixa is a publicly-traded biotechnology company developing a number of programs addressing cancer and infectious disease.  Anixa's therapeutic portfolio includes a cancer immunotherapy program which uses a novel type of CAR-T, known as chimeric endocrine receptor T-cell (CER-T) technology, and a Covid-19 therapeutics program focused on inhibiting certain viral protein function.  The company’s vaccine portfolio consists of a technology focused on the immunization against α-Lactalbumin to prevent triple negative breast cancer (TNBC).  Anixa continually examines emerging technologies in complementary fields for further development and commercialization.  Additional information is available at www.anixa.com.

Forward-Looking Statements:  Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical facts, but rather reflect Anixa’s current expectations concerning future events and results.  We generally use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in "Item 1A - Risk Factors" and other sections of our most recent Annual Report on Form 10-K as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

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Contacts:

Mike Catelani mcatelani@anixa.com 408-708-9808 Tiberend Strategic Advisors, Inc. Miriam Miller (Investors) mmiller@tiberend.com 212-375-2694 Johanna Bennett (Media) jbennett@tiberend.com 212-375-2686